Exhibit 7

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 25th day of July, 2023.

SVF II SPAC Investment 3 (DE) LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SVF II Holdings (DE) LLC

By:	/s/ Jonathan Duckles
Name:	Jonathan Duckles
Title:	Director

SVF II Aggregator (Jersey) L.P.
By: SB Global Advisers Limited, its Manager

By:	/s/ Alex Clavel
Name:	Alex Clavel
Title:	Director

SoftBank Vision Fund II-2 L.P.
By: SB Global Advisers Limited, its Manager

By:	/s/ Alex Clavel
Name:	Alex Clavel
Title:	Director

SB Global Advisers Limited

By:	/s/ Alex Clavel
Name:	Alex Clavel
Title:	Director

SB Northstar LP
By: SB Northstar GP, its General Partner

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	Director

SB Northstar GP

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	Director
SVF II Strategic Investments AIV LLC

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	Director

Sunlight Investment Corp.

By:	/s/ Stephen Lam
Name:	Stephen Lam
Title:	Director

SoftBank Group Corp.

By:	/s/ Yuko Yamamoto
Name:	Yuko Yamamoto
Title:	Head of Corporate Legal Department